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                                                              Exhibit 99.(a)(iv)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                                       OF

                     LORD ABBETT TAX-FREE INCOME FUND, INC.

          LORD ABBETT TAX-FREE INCOME FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation, that:

          FIRST, the Articles of Incorporation of the Corporation, as heretofore amended, are hereby further amended to change the name of the Corporation by substituting the name "Lord Abbett Municipal Income Fund, Inc." for the name "Lord Abbett Tax-Free Income Fund, Inc." in Article II thereof.

          SECOND, the amendment set forth herein has been duly approved by all members of the Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605 of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

          THIRD, pursuant to Section 2-610.1 of the General Corporation Law of the State of Maryland, the amendment set forth herein will become effective on January 28, 2005.

          FOURTH, The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended from time to time.

          IN WITNESS WHEREOF, Lord Abbett Tax-Free Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on January 12, 2005.

                                        LORD ABBETT TAX-FREE INCOME FUND, INC.


                                        By: /s/ Paul A. Hilstad
                                                Paul A. Hilstad
                                                Vice President and Secretary

WITNESS:


/s/ Christina T. Simmons
Christina T. Simmons
Vice President and Assistant Secretary

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     THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Tax-Free
Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            /s/ Paul A. Hilstad
                                            Paul A. Hilstad
                                            Vice President and Secretary